Exhibit 10.17

Proposal For:

Fuel Distribution and Fire Protection

Presented From:

Millennium Group Worldwide, Inc., (hereinafter referred to as “MGW”)

a corporation with the address of

2895 N. 10th Street, St. Augustine, Florida 32084, USA;

Presented To:

Sociedade Mineira de Catoca,  (hereinafter referred to as "Catoca”);

a corporation with the address of

Sector Talatona – Luanda Sul, Luanda and Saurimo, Lunda Sul, Angola

Purpose

MGW is pleased to quote Catoca on its logistics, storage and distribution of gas and fuel oil system, including fire protection for the system.

Responsibilities

Millennium Group Worldwide, Inc. will provide the following:

1.

All engineering, design, materials, parts, labor and equipment for the following systems:

a.

Fueling Station

b.

Fuel piping network (installation of fuel transfer lines from storage tank to fill station and remote storage tanks).

c.

Fire Protection for the system

d.

System Automation (fuel quantity monitoring at loading and dispensing of storage tanks, fill station and remote storage tanks).

2.

All labor and equipment to complete civil construction, mechanical installation and electrical installation.

3.

Project management on site during construction and installation.

4.

Transportation of all materials, parts and components to the job site at Catoca.

Exhibit 10.17

Proposal For:

Fuel Distribution and Fire Protection

5.

Startup and training of the Fuel and Fire Protection systems complete with parts manual and training manual.

The quote does not include the following:

1.

Taxes or duties on material imported to Angola

2.

Permits or licenses needed for Angolan government

This quote was put together with verbal information, therefore, this price is an estimate and will be finalized after the engineering and design has been completed and will not exceed Total Estimated Cost.

Project Cost

Total Estimated Cost:

$_____________________

Payment terms are 15% down with purchase order.  At that time, we will send our engineers to Catoca to gather all necessary information.  Our engineers will develop all necessary drawings, material lists, delivery time on all components and a project implementation plan and a project schedule.  At that time, we will also meet with the Catoca Project Manager to finalize payment terms and the project schedule